Exhibit 10.24

SHARE PURCHASE AGREEMENt

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) dated as of February 8, 2013,

BETWEEN:

Santiago Leon Avaleyra, Eduardo Zayas Dueñas and Carmen Leticia Calderon Leon

(hereinafter referred to as “Buyers”)

- and –

FOCUS GOLD CORPORATION

4695 MacArthur Court, Suite 143,

Newport Beach, CA 92660-1869

(hereinafter referred to as “Focus Gold”)

- and –

FOCUS GOLD MEXICO LIMITED

Company number: 116751

c/o 4695 MacArthur Court, Suite 1430,

Newport Beach, CA 92660-1869

(hereinafter referred to as “Focus Mexico” and, collectively, with Focus Gold referred to as the “Focus Entities”)

Recitals:

1.          Focus Gold is the sole shareholder of Focus Mexico, and in turn Focus Mexico is the registered and beneficial owner of 50 (fifty) shares in the common stock of Fairfields Gold, S.A. de C.V.. (“Fairfields”) (the “Purchased Shares”).

2.          Focus Mexico is willing to sell and Buyers are willing to purchase the Purchased Shares in accordance with the terms and conditions set forth herein.

NOW THEREFORE this Agreement witnesses that in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby irrevocably acknowledged by the parties, the parties agree with each other as follows:

article 1
DEFINITIONS AND INTERPRETATION

1.1          Currency. All amounts referred to in this Agreement are intended to be in lawful money of the United States of America unless otherwise specified in this Agreement.

1.2          Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and all references to “day” or “days” shall mean calendar days unless designated as “Business Days”.

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1.3          Construction. In this Agreement:

(a)	all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties require and the verb shall be read and construed as agreeing with the required word and pronoun;

(b)	unless the context otherwise requires, words importing a particular gender shall include the other gender;

(c)	the division of this Agreement into Articles and sections and the use of headings is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions;

(d)	unless otherwise indicated, references to Articles, Sections, Subsections or Schedules should be construed as references to the applicable Articles, Sections, Subsections or Schedules of this Agreement;

(e)	any reference to a statutory provision shall include that provision as from time-to-time modified or re-enacted providing that in the case of modifications or re-enactments made after the date of this Agreement the same shall not have effective substantive change to that provision;

(f)	the recitals set out in the face page of this Agreement are true in substance and in fact;

(g)	references to, or to any particular provision of, a document shall be construed as references to that document as amended to the extent permitted by this Agreement and in force at any time; and

(h)	“in writing” or “written” mean and include printing, typewriting or any electronic means of communication capable of being permanently reproduced in alphanumeric characters at the point of reception.

article 2
Purchase price; APPROVAL OF TRANSACTION

2.1          Transaction. Buyers has agreed to purchase the Purchased Shares and Focus Mexico has agreed to sell the Purchased Shares for the aggregate purchase price of USD$1’900,000.00 (one million nine hundred thousand dollars 00/100 United States of America legal currency) (the “Purchase Price”).

2.2          Payment of the Purchase Price. In payment of the Purchase Price, the Parties agree that Buyers shall pay $1,900,000 (One Million Nine Hundred Thousand United States Dollars) to Focus Gold on the Closing Date. The Purchase Price can be paid in cash or with securities of Focus Gold. The Parties agree that Buyers can deliver 512,501 post reverse common shares (the “New Shares”) to Focus Mexico as Payment of the Purchase Price. Therefore, Focus Mexico accepts the New Shares as payment of the Purchased Shares.

2.3          Approval of the Transaction. No consent or approval of any other person or entity is required to complete the transactions contemplated in this Agreement.

article 3
Representations and warranties of FOCUS GOLD AND FOCUS MEXICO

Focus Gold and Focus Mexico, jointly and severally, represents and warrants to Buyers as follows, and acknowledges that Buyers is relying upon these representations and warranties in connection with the purchase of the Purchased Shares, despite any investigation made by or on behalf of Buyers.

3.1          Corporate Existence. Each of Focus Gold, Focus Mexico and Fairfields is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

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3.2          Capacity to Enter Agreement. Each Focus Entity has all necessary corporate power, authority and capacity to enter into and perform its obligations under this Agreement.

3.3          Binding Obligation. The execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Focus Entities and Fairfields, as the case may be. This Agreement has been duly executed and delivered by the Focus Entities and constitutes a valid and binding obligation of each Focus Entity, enforceable against each Focus Entity in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforcement of creditors’ rights generally and to the fact that equitable remedies, including specific performance, are discretionary and may not be ordered in respect of certain defaults.

3.4          Title to Purchased Shares. Focus Mexico is the legal and beneficial owner of the Purchased Shares and has good title to them, free and clear of any lien or encumbrance of any nature whatsoever. Focus Mexico has the absolute and exclusive right to sell the Purchased Shares to Buyers as contemplated by this Agreement and no other person or entity has any right, option, or other entitlement of any nature whatsoever to the Purchased Shares or any part thereof.

3.5          Absence of Undisclosed Liabilities. Except in respect of normal trade payables arising in the ordinary course of the Fairfield’s business, Fairfield does not have any outstanding indebtedness or any liabilities (whether accrued, absolute, contingent or otherwise) nor any outstanding commitments or obligations of any kind.

3.6          Litigation. There are no actions, suits or proceedings, judicial or administrative, pending or to the best knowledge of Focus Gold and Focus Mexico, threatened, by or against or affecting Fairfield, at law or in equity, or before or by any governmental authority. There are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success. There is not presently outstanding against Fairfield any judgment or, to the best knowledge of Focus Gold or Focus Mexico, injunction or other order, of any governmental authority.

article 4
Closing arrangements

4.1          Deliveries by Focus Gold. Focus Mexico will forthwith thereafter deliver to Buyers:

(a)	certificates representing the Purchased Shares duly endorsed in blank for transfer or accompanied by duly executed blank stock transfer powers completed to reflect the number of Purchased Shares being purchased by Buyers, with all security, transfer, medallions, and other similar taxes or charges, if any, paid; and

(b)	all documentation and other evidence reasonably requested by Buyers in order to establish the due authorization and completion of the transactions contemplated by this Agreement, including the taking of all corporate proceedings by the boards of directors of each Focus Entity and Fairfields, as the case may be, required to effectively carry out the obligations of the Focus Entities hereunder and to complete the transfer and sale of the Purchased Shares to Buyers pursuant to this Agreement.

4.2          Title to New Shares. Buyers are the legal and beneficial owner of the New Shares and have good title to them, free and clear of any lien or encumbrance of any nature whatsoever. Buyers have the absolute and exclusive right to assign the New Shares to Focus Mexico as contemplated by this Agreement and no other person or entity has any right, option, or other entitlement of any nature whatsoever to the New Shares or any part thereof.

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4.3          Deliveries by Buyers., Buyers will forthwith thereafter deliver to Focus Mexico:

(a)	certificates representing the New Shares duly endorsed in blank for transfer or accompanied by duly executed blank stock transfer powers completed to reflect the number of New Shares being acquired by Focus Mexico, with all security, transfer, medallions, and other similar taxes or charges, if any, paid; and

(b)	all documentation and other evidence reasonably requested by Focus Mexico in order to establish the due authorization and completion of the transactions contemplated by this Agreement, including the taking of all corporate proceedings by the board of directors and shareholders of Buyers required to effectively carry out their obligations pursuant to this Agreement.

4.4          Termination. In the event the transactions contemplated in this Agreement are not completed on or prior to February 20, 2013. Thereafter, this Agreement shall be deemed terminated and become null and void in its entirety.

4.5          Release. Each of Focus Gold and Focus Mexico and each of its subsidiaries does hereby fully and finally remise, release and forever discharge Fairfields from all actions, applications, claims, complaints, proceedings, causes of action, liabilities, suits, debts, dues, demands, accounts, bonds, covenants, contracts, complaints, claims of every kind and nature which have existed, now exist or may in the future exist with respect to any matter or thing existing up to the present time or that may exist in the future, including without limitation all business, relationships, contracts, claims arising which hereto may have been or may hereafter be sustained, directly or indirectly, whether now known or unknown (collectively, the “Claims”), which either Focus Gold or Focus Mexico or any of its subsidiaries or affiliates had, now has or may have in the future. Nothing herein shall serve to release Buyers from its obligations to Focus Gold or Focus Mexico, as the case may be, arising under this Agreement.

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GENERAL

5.1          Further Assurances. The parties shall sign such further and other documents, cause such meetings to be held, cause such resolutions to be passed and such by-laws to be enacted, exercise their vote and influence and do and perform (and cause to be done and performed) such further and other acts or things as may be necessary or desirable in order to give full effect to this Agreement and every part of it.

5.2          Notices. All notices, requests, demands or other communications required or permitted to be given by one party to another pursuant to this Agreement shall be given in writing by personal delivery, courier service, registered mail (postage prepaid), or facsimile transmission, addressed or delivered to such other party set out on the face page of this Agreement, as may be amended by notice of address change by one party to the other.

5.3          Applicable Law. This Agreement and all other documents provided for in this Agreement and the rights and obligations of the parties thereto shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable therein and the parties hereto attorn to the jurisdiction of the courts of the State of Nevada.

5.4          Amendments. No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by parties hereto.

5.5          Waiver. No party to this Agreement shall be deemed or taken to have waived any provision of this Agreement unless such waiver is in writing, and then such waiver shall be limited to the circumstances set forth in such written waiver. No failure or delay on the part of a party in exercising any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by a party of a default shall operate against such party as a waiver of such default unless made in writing and signed.

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5.6          Enurement and Assignment. This Agreement shall be binding upon and enure to the benefit of the parties, their respective heirs, executors, administrators and other legal representatives, and, to the extent permitted, their respective successors and permitted assigns. No party to this Agreement may assign, transfer or otherwise dispose of all or any part of its rights or obligations or any interest in this Agreement without the prior consent of the parties.

5.7          Severability. If any provision of this Agreement or the application of such provision to any Person or circumstances shall be held illegal, invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held illegal, invalid or unenforceable shall not be affected thereby. Each provision of this Agreement is intended to be severable, and if any provision is illegal, invalid or unenforceable in any jurisdiction, this will not affect the legality, validity or enforceability of such provision in any other jurisdiction or the validity of the remainder of this Agreement.

5.8          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Delivery by facsimile of any executed counterpart of this Agreement shall be equally as effective as delivery of a manually executed counterpart thereof. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

5.9          Confidentiality; Publicity. Except as may be required by law, rule, regulation, or pursuant to a stock exchange listing agreement or as otherwise permitted or expressly contemplated herein, no party hereto and none of their respective affiliates, employees, agents, and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of any other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior written consent of the other parties hereto; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party’s duties, shall not be deemed confidential information. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by Focus Gold without the prior written approval of Buyers.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER

/s/ Santiago Leon Aveleyra

Santiago Leon Aveleyra

BUYER

/s/ Eduardo Zayas Duenas

Eduardo Zayas Dueñas

BUYER

/s/ Carmen Leticia Calderon Leon

Carmen Leticia Calderon Leon

FOCUS GOLD CORPORATION Per /s/ Richard O. Weed Richard O. Weed Secretary
FOCUS GOLD MEXICO LIMITED Per /s/ Richard O. Weed Richard O. Weed Secretary

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